Exhibit 10.2

EXECUTION VERSION

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

Dated as of August 13, 2018

among

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Originators,

and

DCP RECEIVABLES LLC

as Buyer

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EXHIBIT A -	FORM OF SUBORDINATED NOTE
EXHIBIT B -	JURISDICTION OF ORGANIZATION OF THE ORIGINATORS; PLACES OF BUSINESS OF THE ORIGINATORS; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)
EXHIBIT C -	FORM OF JOINDER AGREEMENT
EXHIBIT D -	LOCK-BOXES, COLLECTION ACCOUNTS AND COLLECTION ACCOUNT BANKS
EXHIBIT E -	EXCLUDED RECEIVABLES

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THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT dated as of August 13, 2018 (this “Agreement”) is among:

(1) Each of the entities listed on Exhibit B hereto (each, together with any Subsidiary of DCP Midstream becoming a party hereto by executing a Joinder Agreement (as hereinafter defined), herein referred to collectively as the “Originators” and each individually an “Originator”); and

(2) DCP RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”).

The parties agree as follows:

SECTION 1. DEFINITIONS AND RELATED MATTERS.

Section 1.1. Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Receivables Financing Agreement, and if not defined therein, such terms shall be defined as defined in Article 9 of the New York UCC. In addition, the following terms will have the meanings specified below:

“Administrative Agent” means PNC, as agent for Lenders, the LC Bank and their respective assigns under the Receivables Financing Agreement, together with its successors and assigns in such capacity.

“Adverse Claim” means, with respect to any Receivables and Sold Assets, any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; it being understood that any of the foregoing in favor of Buyer or in favor of or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Parent) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto.

“Buyer” has the meaning set forth in the preamble.

“Calculation Period” means a calendar month.

“Closing Date” means the date on which this Agreement becomes effective in accordance with its terms.

“Collection Account” means each account listed on Exhibit D to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Buyer) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collections” means, with respect to any Receivable: (a) all cash collections and other cash proceeds that are received by any Originator or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments, proceeds of drawings under supporting letters of credit, and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections with respect to such Receivable, (c) all cash proceeds of all Related Security with respect to such Receivable and (d) all other cash proceeds of such Receivable.

“Credit and Collection Policy” means the credit and collection policy and practices of each of the Originators relating to its Contracts and Receivables in effect on the date hereof, as modified from time to time in accordance with this Agreement and the Receivables Financing Agreement.

“DCP Midstream” means DCP Midstream, LP, a Delaware limited partnership.

“Discount” means, in respect of each purchase of a Receivable pursuant to Section 2.1 hereof, 98% of the Outstanding Balance of such Receivable; provided, however, the foregoing Discount may be revised prospectively by request of any of the parties hereto to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, provided that such revision is consented to by each of the parties hereto (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).

“Eligible Receivable” shall have the meaning set forth in the Receivables Financing Agreement; provided, however, that for purposes of this Agreement, clauses (d), (e), (l), (m) and (q) of such definition shall be satisfied to the extent that immediately after the transfer from the applicable Originator to the Buyer hereunder each such clause is true.

“Excluded Losses” is defined in Section 7.1 hereof.

“Excluded Receivable” means each Receivable listed on Exhibit E hereto, as such Exhibit E may be updated from time to time after the Closing Date with the written consent of the Originator, the Buyer and the Administrative Agent.

“Initial Conveyance Date” means the date of the first conveyance by the Buyer from the Originators initially party hereto under this Agreement.

“Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit C hereto (appropriately completed), that has been duly executed by the applicable Originator and the Buyer pursuant to which such Originator becomes party to this Agreement and which sets forth certain terms and conditions applicable to such Originator under this Agreement.

“Joinder Effective Date” is defined in Section 2.1 hereof.

“LC Bank” means PNC, together with its successors and assigns.

“LC Reduction Amount” has the meaning set forth in Section 2.4 hereof.

“LC Reduction Notice” has the meaning set forth in Section 2.4 hereof.

“Lenders” means each financial institution from time to time party to the Receivables Financing Agreement, as lender.

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank who has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit D (as such exhibit may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Originator” has the meaning set forth in the preamble.

“Originator Termination Date” has the meaning set forth in Section 6.2.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Permitted Liens” means (i) the interest in favor of the Buyer created pursuant to this Agreement and the interest in favor of the Administrative Agent (for the benefit of the Secured Parties) created pursuant to the Receivables Financing Agreement, (ii) in the case of First Purchaser Lien Receivables and any Related Security and Collections thereof that constitute identifiable proceeds of such First Purchaser Lien Receivables, the rights described in the definition thereof, (iii) the rights of any Collection Bank arising in the Collections under any Account Control Agreement, (iv) liens for Taxes, fees, assessments and other governmental charges that are not delinquent and (v) as otherwise provided in the Receivables Financing Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association.

“Purchase” means the purchase of Receivables, Related Security, Sold Assets and Collections related thereto by the Buyer from each Originator pursuant to Section 2.1 of this Agreement.

“Purchase Price” means, with respect to each purchase pursuant to Section 2.1 of this Agreement, an amount equal to the Outstanding Balance of the Receivables that are the subject of such purchase minus the aggregate Discount applicable to such Receivables.

“Purchased Receivables” means all Receivables purchased by the Buyer from the Originators pursuant to this Agreement and not otherwise repurchased by an Originator in accordance with the terms hereof.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to the Originator, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Financing Agreement” means that certain Receivables Financing Agreement dated as of August 13, 2018, among DCP Receivables LLC, as Borrower, DCP Midstream, as initial Servicer, PNC, as LC Bank and as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent, as such agreement may be amended or modified from time to time.

“Related Security” means, with respect to any Receivable:

(a) all of each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that may evidence such Receivable;

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all of each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract), “supporting obligations” (as defined in the UCC) or arrangements of whatever character from time to time supporting or securing payment of such Receivable (including all eligible supporting Letters of Credit, if any) or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

(e) all of each Originator’s rights, interests and claims under the Transaction Documents.

“Required LC Collateral Amount” means, at any time, the amount required to be on deposit in the LC Collateral Account pursuant to Sections 3.05(c) and 4.01(a)(iii) of the Receivables Financing Agreement.

“Servicer” means, initially, DCP Midstream, as initial Servicer under the Receivables Financing Agreement, and any Person authorized to service, administer and collect Purchased Receivables under the Receivables Financing Agreement.

“Sold Assets” means all of each Originator’s right, title and interest, whether now owned and existing or hereafter arising in and to all of (i) the Purchased Receivables, (ii) the Related Security with respect to such Purchased Receivables, (iii) all Collections with respect to such Purchased Receivables and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC), (iv) all rights, remedies, powers, privileges, title and interest (but not obligations) of such Originator in and to the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all books and records of such Originator to the extent related to any of the foregoing, and (vi) all proceeds of the foregoing (as defined in the UCC), including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

“SPE Parent” means DCP Operating Company, LP, a Delaware limited partnership.

“Subordinated Note” means a Subordinated Note between an Originator and the Buyer substantially in the form of Exhibit A hereto.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Parent.

“Termination Date” means the date on which a termination of the purchase and sale of Receivables hereunder shall have occurred pursuant to Section 6.1 or 6.2 hereof other than an Originator Termination Date.

Section 1.2. Other Interpretive Matters. In this Agreement, unless otherwise specified: (a) references to any Section or Annex refer to such Section of, or Annex to, this Agreement, and references in any Section or definition to any subsection or clause refer to such subsection or clause of such Section or definition; (b) “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “including” means including without limitation, and other forms of the verb “to include” have correlative meanings; (d) the word “or” is not exclusive; and (e) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.

SECTION 2. AGREEMENT TO PURCHASE AND SELL.

Section 2.1. Sales and Purchases. Effective on the date hereof, in consideration of the Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Originators hereby sells, assigns, transfers, sets-over and otherwise conveys or (in the case of the SPE Parent at its option) contributes to the Buyer, without recourse (except to the extent expressly provided in this Agreement), and the Buyer hereby purchases (or accepts the contribution, as applicable) from each of the Originators, all of such Originator’s right, title and interest in and to (i) all Receivables owned by the Originators as of the opening of business on the Closing Date, (ii) all Receivables that arise or are created by an Originator thereafter through and including such Originator’s Originator Termination Date or the Termination Date, as applicable, (iii) all Related Security, and Collections relating to or arising from the aforementioned Receivables, in each case, whether now owned and existing or hereafter arising or acquired, and (iv) all other Sold Assets related thereto. In accordance with the preceding sentence, on the date hereof, each Originator shall sell and assign or (at the option of the SPE Parent) contribute to the Buyer, and the Buyer shall acquire all of such Originator’s right, title and interest in and to all Receivables of such Originator existing as of the opening of business on the Closing Date together with all Related

Security, Collections and other Sold Assets relating thereto. On each Business Day after the date hereof, each Originator shall sell or (at the option of the SPE Parent) contribute and Buyer shall acquire all of such Originator’s right, title and interest in and to all Receivables generated by such Originator which have not previously been sold or contributed to the Buyer arising through and including such Originator’s Originator Termination Date or the Termination Date, as applicable, together with all Related Security, all Collections and other Sold Assets relating thereto. The Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 2.2. In connection with each acquisition of Receivables hereunder, the Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

In the case of any Originator that becomes a party hereto by executing a Joinder Agreement, on each effective date of a Joinder Agreement (each Originator’s “Joinder Effective Date”), such Originator shall have all rights and obligations of an Originator hereunder and such Originator shall sell, and the Buyer shall purchase, all of such Originator’s right, title and interest in and to (i) all Receivables owned by the Originators as of the opening of business on the Joinder Effective Date, (ii) all Receivables that arise or are created by such Originator thereafter through and including such Originator’s Originator Termination Date, as applicable, (iii) all Related Security and Collections relating to or arising from the aforementioned Receivables, in each case, whether now owned and existing or hereafter arising or acquired, and (iv) all other Sold Assets related thereto. All additional Sold Assets with respect to each Purchased Receivable conveyed hereunder shall be transferred at the same time as such Purchased Receivable, whether such Sold Assets exist at such time or arise or are acquired or otherwise arise thereafter.

Section 2.2. Payment for the Purchases. (a) The Receivables of each Originator in existence on the Initial Conveyance Date are hereby sold (or contributed, as applicable) and assigned to the Buyer by such Originator on the date hereof. Each Receivable of each Originator coming into existence after the Initial Conveyance Date, shall be sold or (at the option of SPE Parent) contributed to the Buyer on the Business Day occurring immediately after the day such Receivable is originated and the Purchase Price for such Receivable shall be due and owing in full by the Buyer to such Originator on such Business Day (except that the Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b) and (c).

(b) With respect to any Receivables sold by any Originator hereunder after the date hereof, on the first Business Day after such Receivable is originated, such Receivable shall be sold to Buyer and on such date of Purchase, Buyer shall pay the Purchase Price therefor to such Originator in accordance with Section 2.2(c) and in the following manner:

(i) first, by delivery of immediately available funds, to the extent of funds available to Buyer from monies then held by or on behalf of the Buyer;

(ii) second, if the applicable Originator has requested a Letter of Credit pursuant to Section 2.4, the Purchase Price for each such Purchase may be made by delivery of such Letter of Credit or by any combination of delivery of funds pursuant to clause (i) above together with such Letter of Credit in an amount equal to the stated amount of the sum of the Letter of Credit plus the amount of such funds; and

(iii) third, the balance of such Purchase Price by an increase in the principal amount of the applicable Subordinated Note, in an amount not to exceed the remaining unpaid portion of such Purchase Price. Each Originator is hereby authorized by the Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each increase of the principal amount thereunder to evidence the applicable Purchase Price, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

The Purchase Price for the Receivables not paid in cash (or contributed to the Buyer) shall represent indebtedness of the Buyer to the applicable Originator evidenced by, and shall be payable in accordance with the terms and provisions of the applicable Subordinated Note and shall be payable solely from funds which the Buyer is not required under the Receivables Financing Agreement to set aside for the benefit of, or otherwise pay over to, the LC Bank; provided, that the Buyer may, with respect to the Purchase Price for any Receivables, offset against such Purchase Price any amounts owed by the applicable Originator to the Buyer hereunder that are due and unpaid.

(c) Although the Purchase Price for each Receivable coming into existence after the Initial Conveyance Date shall be due and payable in full by the Buyer to each Originator on the date such Receivable is purchased, settlement of the Purchase Price between the Buyer and such Originator shall be effected on a monthly basis no later than each Settlement Date with respect to all Receivables sold by such Originator during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Information Package delivered by the Servicer pursuant to Section 8.02(a)(ii) of the Receivables Financing Agreement for such Calculation Period. Although settlement shall be effected on a monthly basis, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 2.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

(d) At all times prior to the Termination Date, or with respect to any specific Originator, such applicable Originator Termination Date, notwithstanding any delay in the making of any payment of the Purchase Price in respect of any purchase under Section 2.1, all right, title and interest of each Originator in and to each Receivable originated by it shall be sold, assigned and otherwise transferred to the Buyer effective immediately and automatically upon the creation of such Receivable, without any further action of any type or kind being required on the part of any Person. The monthly settlement contemplated in this Section 2.2 has been devised solely for the administrative convenience of the parties hereto. The Buyer and each Originator may at any time, as may be agreed between themselves, elect to effect settlement on a more (but not less) frequent basis.

(e) To the extent that Collections received during any Calculation Period exceed the sum of (i) the aggregate Purchase Price payable for Receivables generated during such Calculation Period, plus (ii) amounts for which such Collections are required to be applied for such Calculation Period pursuant to the Receivables Financing Agreement, such excess may, to the extent permitted by the Receivables Financing Agreement, be treated as a reduction in the principal amount of the applicable Subordinated Note and may be paid to the applicable Originator, effective as of the last day of the related Calculation Period, and, if the principal amount of the applicable Subordinated Note is zero, such excess shall be released to the Buyer to use for other permitted purposes.

(f) Each Originator shall make all appropriate record keeping entries with respect to the applicable Subordinated Note to reflect payments by the Buyer thereon and such Originator’s books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the applicable Subordinated Note. Each Originator shall return the applicable Subordinated Note to the Buyer upon the final payment thereof after the Termination Date or such Originator’s Originator Termination Date, as applicable.

Section 2.3. No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the contribution, purchase and sale of Receivables and other Sold Assets under this Agreement shall be without recourse to any Originator, provided, however, that each Originator shall be liable to the Buyer and its assigns for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party. The Originators and the Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or other absolute conveyances of the Purchased Receivables and other Sold Assets by an Originator to the Buyer, providing the Buyer with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of any Originator’s estate in the event of such Originator’s bankruptcy). If, however, despite the intention of the parties, the conveyances provided for in this Agreement are determined not to be “true sales” or other absolute conveyances of Receivables and the other Sold Assets from an Originator to the Buyer, then this Agreement shall also be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and such Originator hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of such Originator’s right, title and interest in and to such Purchased Receivables and the other Sold Assets, now existing and hereafter created, to secure a loan in an amount equal to the aggregate purchase prices therefor and each of such Originator’s other payment obligations under this Agreement.

The Buyer shall not have any obligation or liability with respect to any Receivable other than payment of the Purchase Price therefor, nor shall the Buyer have any obligation or liability to any Obligor or other customer or client of any Originator (including any obligation to perform any of the obligations of such Originator under any Receivable).

In view of the intention of the parties hereto that each sale of Receivables made hereunder shall constitute a true sale of such Receivables rather than a loan secured thereby, each Originator agrees that it has marked, or will mark prior to the date on which it becomes a party to this Agreement, in accordance with Section 5.1(i), its master data processing reports relating to the Purchased Receivables and related Contracts with a legend that indicates that the Buyer has acquired such Purchased Receivables as provided in this Agreement. Upon the request of the Buyer or the Administrative Agent (as the Buyer’s assignee), each Originator will execute (if required) and file or authorize the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables and the Related Security, Collections and other Sold Assets with respect thereto, or as the Buyer or the Administrative Agent (as the Buyer’s assignee) may reasonably request.

Section 2.4. Letters of Credit. (a) Any Originator may request that the Purchase Price for Receivables sold on any date be paid by the Buyer procuring the issuance of a Letter of Credit by the LC Bank. Upon the receipt of such a request from an Originator, in accordance with Section 2.1 of this Agreement, and subject to the terms and conditions for issuing Letters of Credit under the Receivables Financing Agreement (including any limitations therein on the amount and timing of any such issuance), the Buyer agrees to cause the LC Bank to issue, on the dates specified by the applicable Originator, Letters of Credit on behalf of the Buyer (and, if applicable, on behalf of, or for the account of, any Originator in favor of such beneficiaries as such Originator may elect that are acceptable to the LC Bank in its sole discretion) in favor of the beneficiaries elected by such Originator or an Affiliate of such Originator. The aggregate stated amount of the Letters of Credit being issued on any date on behalf of such Originator or an Affiliate of such Originator shall constitute a credit against the aggregate Purchase Price payable by the Buyer to the applicable Originator pursuant to Section 2.1 of this Agreement. To the extent that the aggregate stated amount of the Letters of Credit being issued on any date exceeds the aggregate Purchase Price payable by the Buyer to such Originator on such date, such excess shall be deemed to be (i) a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Subordinated Note payable to such Originator, to the extent the outstanding principal balance (and accrued interest) is greater than such excess and/or (ii) a reduction in the Purchase Price payable on the dates immediately following the date any such Letter of Credit is issued. In the event that any Letter of Credit issued on behalf of an Originator (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Buyer’s obligation to reimburse the LC Bank for Reimbursement Obligations outstanding in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction (the “LC Reduction Amount”), as the case may be, shall be payable to such Originator by the Buyer following delivery by the Originator to the Buyer of written notice thereof (the “LC Reduction Notice”) with a copy to the Administrative Agent and the LC Bank. If funds are available in the LC Collateral Account in excess of the Required LC Collateral Amount after taking into account such LC Reduction Amount, then payment of such LC Reduction Amount shall be made in whole or in part by the LC Bank withdrawing such excess funds from the LC Collateral Amount and paying them directly to such Originator in accordance with the instructions set forth in the LC Reduction Notice. The Buyer shall pay the unpaid portion of the LC Reduction Amount to the extent the remaining funds are available for such purpose from time to time from Collections available to the Buyer pursuant to Section 4.01 of the Receivables Financing Agreement. Under no circumstances shall any Originator (or any Affiliate thereof (other than the Buyer)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b) In the event that an Originator requests that any purchases be paid for by the issuance of a Letter of Credit hereunder, such Originator shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the LC Bank.

(c) Each Originator agrees to be bound by the terms of each LC Request referenced in the Receivables Financing Agreement and by the LC Bank’s interpretations of any Letter of Credit issued for the Buyer and by the LC Bank’s written regulations and customary practices relating to letters of credit. Each Originator further agrees to be bound by the terms of each applicable Letter of Credit Application referenced in the Receivables Financing Agreement and that each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank, in each case subject to the terms and conditions set forth in the Receivables Financing Agreement.

(d) Each Originator appoints the Servicer as its agent (on which appointment the Buyer, the Administrative Agent and the LC Bank may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including requests for the issuance and extension of Letters of Credit and the allocation of the stated amounts of Letters of Credit against the Purchase Price owed to particular Originators. In the event that the Servicer requests a Letter of Credit hereunder, the Servicer shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the LC Bank, and shall notify the relevant Originators, the Buyer and the Administrative Agent of the allocations described in the preceding sentence. Such allocations shall be binding on the Buyer and each Originator, absent manifest error.

SECTION 3. ADMINISTRATION AND COLLECTION.

Section 3.1. DCP Midstream to Act as Servicer. Pursuant to the Receivables Financing Agreement, DCP Midstream has been appointed as the initial servicer (in such capacity, the “Servicer”) for the administration and servicing of all Receivables sold to the Buyer hereunder and subsequently pledged under the Receivables Financing Agreement to the Administrative Agent. Pursuant to the Receivables Financing Agreement, DCP Midstream has agreed to assume the duties and the administration and servicing obligations of the Receivables as Servicer, and perform all necessary and appropriate commercial collection activities in arranging the timely payment of amounts due and owing by any Obligor with respect to Receivables all in accordance with the terms set forth in the Receivables Financing Agreement; provided, however, that such appointment as Servicer shall not release any Originator from any of its respective duties, responsibilities, liabilities and obligations resulting from or arising hereunder. The Servicer may be removed in accordance with the provisions of the Receivables Financing Agreement.

Section 3.2. Repurchase; Adjustments to Purchase Price. If on any day:

(i) the Outstanding Balance of any Purchased Receivable is reduced or cancelled as a result of any defective, returned or rejected goods or services, any cash discount or any other adjustment by the applicable Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

(ii) the Outstanding Balance of any Purchased Receivable is reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) the Outstanding Balance of any Purchased Receivable is reduced on account of the obligation of the applicable Originator to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Purchased Receivable is less than the amount specified as the outstanding principal balance for such Purchased Receivable in any report delivered by an Originator to the Buyer (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or

(v) the Outstanding Balance of any Purchased Receivable is reduced or cancelled (for any reason other than the financial inability or refusal of the Obligor to pay undisputed indebtedness or receipt of Collections or such Receivable becoming a Defaulted Receivable), or

(vi) any of the representations or warranties of the applicable Originator set forth in Section 4.1(m) (Accuracy of Information), Section 4.1(o) (Perfection Representations), Section 4.1(p) (Collections), Section 4.1(t) (Compliance with Credit and Collection Policy), Section 4.1(u) (Payments to Originator), Section 4.1(v) (Enforceability of Contracts), or Section 4.1(w) (Collection Accounts) were not true with respect to any Purchased Receivable when conveyed hereunder, then, the Buyer shall be entitled to a credit against the Purchase Price otherwise payable to such Originator hereunder on such day in an amount equal to (A) in the case of clauses (i), (ii), (iii), and (v) above, such reduction or cancellation, (B) in the case of clause (iv) above, the amount specified as the outstanding principal balance for such Purchased Receivable in the relevant report delivered by an Originator to the Buyer minus the Outstanding Balance of such Purchased Receivable; and (C) in the case of clause (vi) above, in the amount of the Outstanding Balance of such Purchased Receivable. If such credit to the Purchase Price exceeds the Purchase Price for the Receivables sold by such Originator on such date or if the Buyer is required to make any payment pursuant to the terms of the Receivables Financing Agreement and does not have sufficient funds to do so, then such Originator shall pay the full or remaining amount of such credit, as applicable, by making a deposit in the Collection Account specified by the Buyer, in immediately available funds, within two (2) Business Days after such Originator has received notice from the Administrative Agent or such Originator has knowledge of such event; provided, however, that if no such payment is permitted or required under the Receivables Financing Agreement, the Buyer and the applicable Originator may agree to reduce the outstanding principal amount of the applicable Subordinated Note in lieu of all or part of such transfer. Any payment of the Outstanding Balance as contemplated by clause (C) above shall be considered a repurchase of such Receivable by the applicable Originator and the Buyer shall transfer any interest it has in such Receivable to the applicable Originator free and clear of any Adverse Claims arising by, through or under the Buyer.

Similarly, if an adjustment is made by an Originator to a Purchased Receivable after its conveyance to the Buyer hereunder that results in an increase in the Outstanding Balance of such Receivable, such Originator shall be deemed to have increased the principal amount under the applicable Subordinated Note.

Section 3.3. Application of Collections. Any payment made by an Obligor that is not specified by such Obligor to relate to a particular invoice or other obligation of such Obligor shall, unless otherwise required by the related contracts or law, be applied, first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables, and, second, to any other indebtedness of such Obligor to the applicable Originator.

Section 3.4. Responsibilities of each Originator. Each Originator shall perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in the Receivables had not been transferred hereunder. The Administrative Agent’s, Buyer’s or any Secured Party’s exercise of any rights hereunder or under the Receivables Financing Agreement shall not relieve any Originator from such obligations. Neither the Administrative Agent, the Buyer, nor any Secured Party shall have any obligation to perform any obligation of an Originator in connection with the Receivables.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Section 4.1. Representations and Warranties of each Originator. Each Originator hereby represents and warrants to the Buyer, as to itself, as of the date hereof and as of the date of each sale or contribution, as applicable, of Receivables hereunder that:

(a) Organization and Good Standing. Such Originator is the type of organization as set forth on Exhibit B of this Agreement and is validly existing in good standing under the laws of the State of such Originator’s organization as set forth on Exhibit B and has the requisite power and authority under its organizational documents and the laws of its jurisdiction of organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. Such Originator is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell, transfer or otherwise convey the Purchased Receivables to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such sale, transfer or conveyance by such Originator and the execution, delivery and performance by such Originator of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which such Originator is a party constitutes legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The execution, delivery and performance by such Originator of the transactions contemplated by, this Agreement and the other Transaction Documents to which such Originator is a party, and the fulfillment of the terms hereof and thereof by such Originator, will not (i) result in any material breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than Permitted Liens) upon any of the Sold Assets pursuant to the terms of any such material indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument other than this Agreement and the other Transaction Documents or (iii) materially violate any Applicable Law, except to the extent that any such breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending or, to the best knowledge of such Originator, threatened, against such Originator before any Governmental Authority: (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale of the Purchased Receivables or the other Sold Assets by such Originator to the Buyer, the ownership or acquisition by the Buyer of any Purchased Receivables or other Sold Assets or the consummation of any of the transactions contemplated by this Agreement, the Receivables Financing Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document, except, in each case that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(g) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect and for the filing of financing statements necessary to perfect the ownership interests in the Purchased Receivables created pursuant to this Agreement, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the sale of the Purchased Receivables and the other Sold Assets to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h) Margin Regulations. None of the proceeds of the sales or conveyances under this Agreement by such Originator will be used for the purpose of (a) purchasing or carrying any “margin stock” as defined in Regulation U or Regulation X, (b) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock”, (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X or (d) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

(i) Taxes. Such Originator has (i) timely filed or caused to be filed all income tax returns (federal, state and local) and all other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges owing by it, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP or (c) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(j) Offices; Legal Name. As of the Closing Date, such Originator’s sole jurisdiction of organization is set forth on Exhibit B hereof and such jurisdiction has not changed within four (4) months prior to the date of this Agreement. As of the Closing Date, the office of such Originator is located at the applicable address specified on Exhibit B. As of the Closing Date, the legal name of such Originator is set forth on Exhibit B.

(k) Investment Company Act. Such Originator is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(l) No Material Adverse Effect. Since March 31, 2018 there has been no Material Adverse Effect with respect to such Originator.

(m) Accuracy of Information. All certificates, reports, written statements, documents and other written information (if prepared by such Originator or one of its Affiliates, or to the extent that the information contained therein is supplied by such Originator or an Affiliate of such Originator) furnished to the Buyer by or on behalf of such

Originator pursuant to any provision of this Agreement, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made (and taken together with all of the other information furnished to the Buyer), not misleading, other than matters of a general economic nature or matters that generally affect any industry segment of the Originator.

(n) Sanctions; Anti-Corruption and AML Laws. None of (a) such Originator or (b) to the knowledge of such Originator, any directors, officers, employees, Affiliate, agent or representative of such Originator that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or the subject of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Sanctions, Anti-Corruption Laws or AML Laws, in each case, in any material respect.

(o) Perfection Representations. (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the applicable Originator’s right, title and interest in, to and under the Sold Assets which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Originator and (B) will be free of all Adverse Claims in such Sold Assets.

(ii) The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii) The applicable Originator owns and has good and marketable title (immediately prior to its sale or contribution hereunder) to the Sold Assets to be sold or contributed by it hereunder free and clear of any Adverse Claim of any Person (other than Permitted Liens).

(iv) Appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale (or, in the case of the SPE Parent, contribution) of the Sold Assets from such Originator to the Buyer pursuant to this Agreement.

(v) Other than the backup security interest granted to the Buyer pursuant to Section 2.3 of this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets to any Person other than the Buyer, except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Sold Assets other than any financing statement (i) in favor of the Buyer or (ii) that has been terminated. Such Originator is unaware of any judgment lien, ERISA lien or tax lien filings against such Originator.

(p) Collections. The conditions and requirements applicable to such Originator set forth in Section 5.1(g) of this Agreement have at all times since the Closing Date, been satisfied and duly performed by such Originator.

(q) Compliance with Law. Such Originator has complied in all material respects with all Applicable Laws to which it may be subject, except where the failure to do so, could not reasonably be expected to result in a Material Adverse Effect.

(r) Opinions. The facts and other assumptions regarding such Originator, the Receivables, the Related Security, Sold Assets and the related matters set forth in any back-up certificate delivered by such Originator in connection with any opinion of counsel delivered in connection with this Agreement, the Receivables Financing Agreement and the other Transaction Documents are true and correct in all material respects.

(s) Reaffirmation of Representations and Warranties. On the date of each purchase of Receivables under this Agreement, such Originator shall be deemed to have certified that all representations and warranties of such Originator hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(t) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Purchased Receivable originated by such Originator and the related Contract; provided that the failure to have collected any Purchased Receivable as a result of (x) the insolvency, bankruptcy or lack of creditworthiness of an Obligor or (y) an unjustified refusal of an Obligor to pay not due to any alleged or actual action or inaction of the Originator or any of its Affiliates shall not constitute a breach of this clause (t) so long as such Originator has otherwise complied with the Credit and Collection Policy in respect of such Purchased Receivable.

(u) Payments to Originator. With respect to each Purchased Receivable originated by such Originator, the Buyer has given reasonably equivalent value to such Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. At the time of its sale or contribution hereunder, no transfer by such Originator of any Purchased Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(v) Enforceability of Contracts. To the knowledge of such Originator, each Contract with respect to each Purchased Receivable of such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Purchased Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(w) Collection Accounts. The banks, account names and account numbers for all existing Lock-Boxes and Collection Accounts are correctly listed on Exhibit D. Each of the Collection Accounts has been transferred into Buyer’s name. Prior to the date of this Agreement, such Originator has not granted any Person, other than Buyer (and the Administrative Agent, as its pledgee) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event.

SECTION 5. GENERAL COVENANTS.

Section 5.1. Affirmative Covenants of each Originator. At all times from the Closing Date until the Final Payout Date, each Originator hereby covenants as set forth below:

(a) Existence. Such Originator shall keep in full force and effect its existence and rights as an organization (as set forth on Exhibit B) under the laws of its state of organization as set forth on Exhibit B, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Sold Assets.

(b) Financial Reporting. Such Originator will maintain a system of accounting established and administered in accordance with GAAP, and shall furnish to the Buyer, the Servicer, the Administrative Agent and each Group Agent such information (including non-financial information) as the Buyer, the Servicer, the Administrative Agent or any Group Agent may from time to time reasonably request.

(c) Notices. Such Originator will notify the Buyer, the Servicer, the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after (except with respect to clauses (ii) and (iii) below)) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:

(i) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against such Originator that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(ii) Name Changes. At least five (5) Business Days before any change in such Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(iii) Change in Accountants or Accounting Policy. No later than ten (10) Business Days after any change in any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Purchased Receivables shall be deemed “material” for such purpose).

(iv) Material Adverse Change. Promptly after the occurrence thereof, notice of any Material Adverse Effect with respect to such Originator of which such Originator has actual knowledge.

(v) Change in Credit and Collection Policy. At least ten (10) Business Days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, notify the Buyer and the Administrative Agent (as the Buyer’s assignee) in writing of such change or amendment.

(d) Conduct of Business. Such Originator will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Laws. Such Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Purchased Receivables. Such Originator will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Purchased Receivables and the other Sold Assets as the Administrative Agent or any Group Agent may reasonably request not otherwise furnished by the Servicer. Such Originator will, at such Originator’s expense, during regular business hours with at least five (5) days’ prior written notice (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Purchased Receivables or other Sold Assets, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Purchased Receivables, the other Sold Assets or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided, that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon at least five (5) days’ prior written notice from the the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Purchased Receivables and other Sold Assets; provided, that such Originator shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clauses (i) and (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing under the Receivables Financing Agreement.

(g) Payments on Receivables, Collection Accounts. The Originator will, if requested by the Servicer, assist the Servicer in instructing all Obligors to deliver payments on the Purchased Receivables to a Collection Account or a Lock-Box unless otherwise instructed by the Buyer or the Administrative Agent. If any payments on the Purchased Receivables or other Collections are received by such Originator, it shall hold such payments in trust for the benefit of the Buyer and its assigns and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not commingle Collections or other funds to which the Buyer or its assigns are entitled, with any other funds. Upon receipt from any Collection Account Bank of notice that such Collection Account Bank is terminating or intends to terminate any Account Control Agreement, each Originator will, at all times, instruct all Obligors to deliver payments on the Purchased Receivables to a different Collection Account or a Lock-Box that is subject to an Account Control Agreement that has not been terminated (or that the applicable Collection Account Bank does not intend to terminate).

(h) Extension or Amendment of Purchased Receivables; Compliance with Credit and Collection Policy. Such Originator shall, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Purchased Receivable and the related Contract.

(i) Identifying of Records. Such Originator shall identify (or cause the Servicer to identify) its master data processing reports relating to Purchased Receivables and related Contracts with a legend that indicates that the Purchased Receivables have been sold in accordance with this Agreement.

(j) Ownership Interest, Etc. Such Originator shall, at its expense, take all action necessary to establish and maintain a valid and enforceable perfected ownership or backup security interest in the Sold Assets, in each case free and clear of any Adverse Claim other than Permitted Liens, in favor of the Buyer, including taking such action to perfect, protect or more fully evidence the ownership or backup security interest of the Buyer as the Buyer or the Administrative Agent (as the Buyer’s assignee) may reasonably request. In order to evidence the ownership interest of the Buyer under this Agreement, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Buyer or the Administrative Agent (as the Buyer’s assignee)) to maintain and perfect the Buyer’s ownership interest in the Sold Assets. Such Originator shall, from time to time and within the time limits established by applicable law, prepare and present to the Buyer for the Buyer’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s ownership interest. The Buyer’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of the Buyer or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Buyer or the Administrative Agent (as the Buyer’s assignee).

(k) Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) Such Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary, or that the Buyer or its assigns may reasonably request, to perfect, protect or more fully evidence the ownership interest or backup security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Buyer or its assigns to exercise and enforce their respective rights and remedies under this Agreement and the other Transaction Documents to which such Originator is a party. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the reasonable request of the Buyer or its assigns, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary, or that the Buyer or its assigns may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii) Such Originator authorizes the Buyer or its assigns to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Sold Assets without the signature of the Buyer. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii) Such Originator shall at all times be organized under the laws of the State of its respective organization as set forth on Exhibit B and shall not take any action to change its jurisdiction of organization.

(iv) Such Originator will not change its name, location, identity or corporate structure unless (x) such Originator, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the ownership interest and backup security interest contemplated by this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Buyer or its assigns may reasonably request in connection with such change or relocation) and (y) if reasonably requested by the Buyer or its assigns, such Originator shall cause to be delivered to the Buyer or its assigns, an opinion, in form and substance reasonably satisfactory to the Buyer or its assigns as to such UCC perfection and priority matters as the Buyer or its assigns may request at such time.

(l) LC Bank’s and Lenders’ Reliance. Such Originator acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Buyer’s identity as a legal entity separate from any Originator or any Affiliates thereof. Therefore, such Originator shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Buyer’s identity as a separate legal entity and to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person.

Section 5.2. Negative Covenants of the Originators. Until the date on which the Borrower Obligations have been indefeasibly paid in full under the Receivables Financing Agreement and this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

(a) Certain Agreements. Other than in connection with the Final Payout Date, without the prior written consent of the Buyer, the Administrative Agent and the Majority Group Agents, such Originator will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party.

(b) Sales, Liens, etc. The Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Liens) upon (including, without limitation, the filing of any financing statement) or with respect to, any Purchased Receivable or other Sold Assets, or assign any right to receive income in respect thereof.

(c) Change in Credit and Collection Policy. Such Originator will not make any material change in the Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectability of the Purchased Receivables, the credit quality of any Purchased Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents without the prior written consent of the Buyer, the Administrative Agent, the LC Bank and the Majority Group Agents, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, such Originator will deliver a copy of the updated Credit and Collection Policy to the Buyer and the Administrative Agent.

(d) Fundamental Changes. Such Originator shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, including without limitation, into one or more Persons) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person except (i) in the case of a merger or consolidation, where the surviving entity, prior to or in connection with such merger or consolidation is or becomes an Originator or (ii) if, following any such conveyance, transfer, lease or other disposition, such Originator will no longer be an Originator hereunder.

(e) Change in Payment Instructions to Obligors. Such Originator shall not add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) signed and acknowledged Account Control Agreements (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), solely with respect to the replacement or termination of a Collection Account (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

(f) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale or other conveyance of the Receivables, Related Security and Sold Assets by such Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

SECTION 6. TERMINATION OF PURCHASES.

Section 6.1. Voluntary Termination. The purchase and sale of Receivables pursuant to this Agreement may be terminated upon at least five (5) Business Days’ prior written notice by (i) DCP Midstream to the Buyer, (ii) the Buyer to DCP Midstream or any Originator (as to such Originator), and the Administrative Agent or (iii) any Originator, in the case of this clause (iii) solely with respect to itself, to the Buyer and the Administrative Agent.

Section 6.2. Other Termination. The purchase and sale of Receivables pursuant to this Agreement shall terminate with respect to any Originator (i)automatically upon the occurrence of an Insolvency Proceeding with respect to such Originator, or (ii) with respect to a Subject Originator, on the date set forth in a notice from such Subject Originator to the Buyer (with a copy to the Administrative Agent), declaring this Agreement terminated, as it relates to such Originator; provided that prior to any such termination, (A) the Servicer shall have provided to the Administrative Agent a pro forma calculation of the Borrowing Base showing that no Borrowing Base Deficit under the Receivables Financing Agreement exists or would exist after giving effect to such disposition and any voluntary prepayments of the outstanding Capital associated therewith (together with any termination pursuant to Section 6.1(ii) or (iii), an “Originator Termination Date”).

SECTION 7. INDEMNIFICATION.

Section 7.1. Originators’ Indemnity. (a) Without limiting any other rights that the Buyer and its respective assigns, officers, directors, agents and employees (each, an “Indemnified Party”) may have hereunder or under Applicable Law, each Originator hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, or any action taken or omitted by any of the Indemnified Parties, whether arising by reason of the acts to be performed by the Originators hereunder or otherwise; excluding, however, (x) Originator Indemnified Amounts (i) to the extent a final judgment of a court of competent jurisdiction holds that such Originator Indemnified Amounts resulted primarily from the gross negligence or willful misconduct by the Indemnified Party seeking indemnification or a material breach by such Indemnified Party (unless the applicable Indemnified Party that is negligent or breaches its obligations is an Affiliate of the Originator) of its obligations under any Transaction Document and (ii) to the extent such Originator Indemnified Amounts arise due to the credit risk of an Obligor or are otherwise related to an Obligor’s failure to pay in accordance with the related Receivables (other than any loss based on (A) (1) a failure to pay as a result of any failure by any Originator to comply with any terms of the related Contract, (2) the unenforceability of the Receivable or the related Contract in accordance with their respective terms, or (3) the failure of any Originator to comply with applicable law or regulation with respect to the Receivable or the related Contract or (B) a breach of a representation or warranty that any such Receivable was an Eligible Receivable when sold by such Originator hereunder (if so represented at such time), each of which shall be an Originator Indemnified Amount hereunder) and (y) Taxes. Without limiting or being limited by the foregoing, each Originator shall pay on written demand (which demand shall be accompanied by documentation of the Originator Indemnified Amounts in reasonable detail), to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Originator Indemnified Amounts relating to or resulting from any of the following (but excluding Originator Indemnified Amounts and Taxes described in clauses (x) and (y) above (such amounts, “Excluded Losses”)):

(i) any written representation, warranty or statement made or deemed made by such Originator (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents or any other written information or report (other than projections, forward-looking statements and information of a general economic or industry nature) delivered by or on behalf of such Originator pursuant hereto which shall have been untrue or incorrect in any material respect when made or deemed made;

(ii) the failure by such Originator to comply with any Applicable Law with respect to any Receivable of such Originator or the related Contract; or the failure of any Receivable of such Originator or the related Contract to conform to any such Applicable Law;

(iii) the failure to vest in the Buyer a perfected security interest or ownership interest in all or any portion of the Purchased Receivables of such Originator, in each case free and clear of any Adverse Claim (other than Permitted Liens) or any Person other than an Indemnified Party having any enforceable ownership interest or perfected security interest in all or any portion of the Collateral;

(iv) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to other Collateral and Collections in respect thereof, whether at the time of any purchase or at any subsequent time;

(v) any dispute, claim or defense (other than any reduction, revision or discharge in bankruptcy) of an Obligor to the payment of any Receivable of such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Receivable, or the sale of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(vi) any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Receivables of such Originator or to timely and fully comply with the Credit and Collection Policy in regard to each Receivable of such Originator;

(vii) any products liability, environmental or other claim arising out of or in connection with any Receivable of such Originator or other merchandise, goods or services which are the subject of or related to any Receivable of such Originator;

(viii) the commingling of any cash collections and other cash proceeds to which the Buyer is entitled hereunder that are received by such Originator in connection with the Receivables of such Originator at any time with other funds;

(ix) any investigation, litigation or proceeding (actual or threatened) brought by a Person other than an Indemnified Party related to this Agreement or any other Transaction Document to which such Originator is a party or in respect of any Receivable of such Originator or other Sold Assets of such Originator or any related Contract of such Originator;

(x) any failure of such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document to which such Originator is a party;

(xi) any setoff with respect to any Receivable of such Originator;

(xii) any action taken by the Buyer as attorney-in-fact for such Originator pursuant to this Agreement or any other Transaction Document to which such Originator is a party;

(xiii) any action or omission by such Originator that reduces or impairs the rights of the Buyer with respect to any Receivables or Related Security or the value of any Receivables or Related Security; or

(xiv) any provision in any Contract that either (i) permits or provides for any reduction in the Outstanding Balance of the Receivable created under such Contract and any accrued interest thereon or (ii) could otherwise materially hinder the ability to receive Collections with respect to such Receivable.

Section 7.2. Indemnification Due to Failure to Consummate Purchase. Each Originator will indemnify the Buyer on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses incurred by the Buyer resulting from any failure by such Originator to consummate a purchase as contemplated hereunder after the Buyer has provided a Loan Request or an LC Request under the terms of the Receivables Financing Agreement in order to fund such purchase.

SECTION 8. MISCELLANEOUS.

Section 8.1. Amendments, Waivers, etc. No amendment of this Agreement or waiver of any provision hereof or consent to any departure by either party therefrom shall be effective without the written consent of the party that is sought to be bound. Any such waiver or consent shall be effective only in the specific instance given. No failure or delay on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Each Originator agrees that the Administrative Agent, the LC Bank, and the Lenders may rely upon the terms of this Agreement, and that the terms of this Agreement may not be amended, nor any material waiver of those terms be granted, without the consent of the Administrative Agent to the extent required under the Transaction Documents; provided that the applicable Originator and the Buyer may agree to an adjustment of the purchase price for any Receivable without the consent of the Administrative Agent provided that the purchase price paid for any Receivable shall be an amount not less than adequate consideration that represents fair value for such Receivable.

Section 8.2 Protection of Ownership Interests of the Buyer. (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the interest of the Buyer (or the Administrative Agent, as its assignee) hereunder, or to enable the Buyer (or the Administrative Agent, as its assignee) to exercise and enforce its rights and remedies hereunder. At any time after the occurrence of an Event of Default, the Administrative Agent may, at the Originators’ sole cost and expense, direct the Originators to notify the Obligors of the ownership interest of the Buyer and the security interest of the Administrative Agent, on behalf of the Secured Parties, under the Receivables Financing Agreement.

(b) If any Originator fails to perform any of its obligations hereunder, the Buyer and the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s or the Administrative Agent’s (as applicable) costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 8.7. Upon the occurrence and continuation of an Event of Default, each Originator irrevocably authorizes the Buyer and the Administrative Agent at any time and from time to time in their sole discretion, and appoints each of the Buyer and the Administrative Agent as its attorney-in-fact, to act on behalf of such Originator (i) to authorize and/or execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in the Buyer’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Purchased Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Receivables as a financing statement in such jurisdictions and in such offices as the Buyer or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Buyer’s interests in the Purchased Receivables. This appointment is coupled with an interest and is irrevocable.

Section 8.3. Assignment of Agreement. Each Originator hereby acknowledges that on the date hereof, the Buyer has collaterally assigned for security purposes all of its right, title and interest in, to and under this Agreement to the Administrative Agent for the benefit of the Secured Parties pursuant to the Receivables Financing Agreement and that the Administrative Agent and the LC Bank are third party beneficiaries hereof. Each Originator hereby further acknowledges that after the occurrence and during the continuation of an Event of Default (as defined in the Receivables Financing Agreement) all provisions of this Agreement shall inure to the benefit of the Administrative Agent and the Secured Parties, including the enforcement of any provision hereof to the extent set forth in the Receivables Financing Agreement, but that neither the Administrative Agent nor any Secured Party shall have any obligations or duties under this Agreement. Each Originator hereby further acknowledges that the execution and performance of this Agreement are conditions precedent for the Administrative Agent and the LC Bank, and the Lenders to enter into the Receivables Financing Agreement and that the agreement of the Administrative Agent, the LC Bank, and the Lenders to enter into the Receivables Financing Agreement will directly or indirectly benefit the Originators and constitutes good and valuable consideration for the rights and remedies of the Administrative Agent and each Lender with respect hereto.

Section 8.4. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Buyer or the Administrative Agent, no claim may be made by any Originator or any other Person against the Buyer or the Administrative Agent or any of their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Receivables Financing Agreement. Each Originator acknowledges that the Buyer’s rights under this Agreement are being assigned to the Administrative Agent under the Receivables Financing Agreement and consents to such assignment and to the exercise of those rights directly by the Administrative Agent, to the extent permitted by the Receivables Financing Agreement.

Section 8.6. Survival. The rights and remedies with respect to any breach of any representation and warranty made by any Originator or the Buyer pursuant to Section 4 and the indemnification provisions of Section 7 shall survive any termination of this Agreement.

Section 8.7. Costs, Expenses and Taxes. In addition to the obligations of the Originators under Section 7, each party hereto agrees to pay on demand all costs and expenses incurred by the other party and its assigns (other than Excluded Losses) in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing. Each Originator also agrees to pay on demand all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement.

Section 8.8. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any party who delivers an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 8.9. Severability; Section References. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S OWNERSHIP INTEREST IN THE RECEIVABLES, RELATED SECURITY AND OTHER ASSETS CONVEYED HEREUNDER OR REMEDIES IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

Section 8.11 Consent to Jurisdiction. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT, AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER OR THE ADMINISTRATIVE AGENT (AS ITS ULTIMATE ASSIGNEE) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SUCH ORIGINATOR AGAINST THE BUYER OR ITS ASSIGNS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Section 8.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 8.13. No Proceedings. Each Originator agrees, for the benefit of the parties to the Receivables Financing Agreement, that it will not institute against the Buyer, or join any other Person in instituting against the Buyer, any Insolvency Proceeding until one year and one day after no investment, loan or commitment is outstanding under the Receivables Financing Agreement. In addition, all amounts payable by the Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Receivables Financing Agreement).

Section 8.14. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth at the following addresses:

If to Buyer:	DCP Receivables LLC 370 17th St., Suite 2500 Denver, CO 80202 Attn: Chief Financial Officer Telephone: (303) 633-2900 Facsimile: (303) 605-2226

with a copy to:

DCP Midstream, LP 370 17th St., Suite 2500 Denver, CO 80202 Attn: General Counsel Telephone: (303) 633-2900 Facsimile: (303) 605-2226

If to the Originators:	DCP Midstream, LP 370 17th St., Suite 2500 Denver, CO 80202 Attn: General Counsel Telephone: (303) 633-2900 Facsimile: (303) 605-2226

Section 8.15. Entire Agreement. This Agreement constitutes the entire understanding of the parties thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.

Section 8.16. Addition of New Originators. From time to time, the Buyer may agree that one or more existing or hereafter acquired wholly-owned Subsidiaries of an Originator may become an Originator hereunder. No such addition shall become effective without the written consent of the Buyer and the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to the effectiveness of any new Originator’s becoming an Originator hereunder, such Originator shall execute a Joinder Agreement and deliver such updated Exhibits hereto as may be necessary to ensure that after giving effect to the addition of such new Originator, each of the representations and warranties of such new Originator under Section 4 hereof will be true and correct.

Section 8.17. Power of Attorney. Each of the Originators hereby irrevocably designate and appoint the Buyer (including, without limitation, its successors and assigns) as such Originator’s true and lawful attorney-in-fact and authorizes the Buyer (including its successors and assigns), in each of the Originator’s or the Administrative Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing enforce all rights and remedies of the applicable Originator with respect to the Purchased Receivables purchased hereunder and the Related Security and do all other acts and things which are necessary, in the Buyer’s (including its successors and assigns) determination, to fulfill such Originator’s obligations under this Agreement and the other Transaction Documents to which such Originator is a party and (b) at any time to (i) take control in any manner of any item of payment in respect of Purchased Receivables or any Related Security or otherwise received in or for deposit in a Lock-Box, Collection Account or otherwise received by the Administrative Agent or any other Secured Party, (ii) have access to any Lock-Box or Collection Account into which remittances from Obligors in respect of Purchased Receivables or other proceeds of the Purchased Receivables and the Related Security are sent or received, (iii) endorse an Originator’s name upon any items of payment in respect of Purchased Receivables or Related Security or otherwise received by the Buyer, the Administrative Agent and any Secured Party (as applicable), (iv) endorse an Originator’s name upon any chattel paper, document, instrument, Invoice, or similar document or agreement relating to any Purchased Receivable or any goods pertaining thereto or any Related Security including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign an Originator’s name on any verification of Purchased Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. The Originators hereby release the Buyer (including its successors and assigns) and its respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Buyer’s (or its successors and assigns), own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“ORIGINATORS”

DCP MIDSTREAM MARKETING, LLC

DCP NGL SERVICES, LLC

DCP MOBILE BAY PROCESSING, LLC

NATIONAL HELIUM, LLC

CENTANA INTRASTATE PIPELINE, LLC

FUELS COTTON VALLEY GATHERING, LLC

EASTRANS, LLC

DCP GUADALUPE PIPELINE, LLC

GAS SUPPLY RESOURCES LLC

DCP EAST TEXAS GATHERING, LLC

DCP TOLAR GAS SERVICE, LLC

CIMARRON RIVER PIPELINE, LLC

DCP MICHIGAN PIPELINE & PROCESSING, LLC

DCP GRANDS LACS LLC

DCP LITCHFIELD LLC

DCP SAGINAW BAY LATERAL LLC

DCP MICHIGAN HOLDINGS LLC

MARYSVILLE HYDROCARBONS LLC

DCP SOUTH CENTRAL TEXAS LLC

DCP OPERATING COMPANY, LP

DCP BLACK LAKE HOLDINGS, LP

DCP ASSETS HOLDING, LP

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

[Signature Page to Receivables Sale and Contribution Agreement]

“ORIGINATOR”

DAUPHIN ISLAND GATHERING PARTNERS

By: DCP Dauphin Island, LLC, its Managing Partner

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

[Signature Page to Receivables Sale and Contribution Agreement]

“BUYER”

DCP RECEIVABLES LLC, as Buyer

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

[Signature Page to Receivables Sale and Contribution Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

August 13, 2018

FOR VALUE RECEIVED, the undersigned, DCP RECEIVABLES LLC, a Delaware liability company (the “Buyer”), promises to pay to [NAME OF ORIGINATOR], a                         (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the principal sum of the aggregate unpaid purchase price of all Receivables purchased from time to time by the Buyer from the Originator pursuant to such Purchase Agreement, as such unpaid purchase price is shown in the records of the Originator.

1. Purchase Agreement. This promissory note (this “Subordinated Note”) is a Subordinated Note described in, and is subject to the terms and conditions set forth in, that certain Receivables Sale and Contribution Agreement dated as of the date hereof (as the same may be amended or otherwise modified from time to time, the “Purchase Agreement”), by and among the Originator and each other originator of Receivables from time to time party thereto and the Buyer. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of the Originators and the Buyer.

2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement dated as of the date hereof. In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the date immediately following the date that falls one year and one day after the Termination Date.

“Final Payout Date” means the date on which all amounts payable to the Administrative Agent, the LC Bank, and the Lenders under the Receivables Financing Agreement have been paid in full and the Commitments thereunder have been terminated.

“Interest Period” means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.

“Senior Interest” means collectively, (i) the obligation of the Buyer and the Servicer to set aside, and to turn over, Collections and other proceeds of the Receivables and any other collateral pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Receivables Financing Agreement and (ii) all other obligations of the Buyer that are due and payable to any Senior Interest Holders under the Receivables Financing Agreement, together with all interest accruing on any such amounts after the commencement of any Bankruptcy Proceedings (as defined herein), notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer or anyone else, to collect such interest.

“Senior Interest Holders” means collectively, the LC Bank, the Lenders, the Administrative Agent and the Buyer Indemnified Parties (as defined in Section 13.01 of the Receivables Financing Agreement).

3. Interest. Subject to the provisions set forth below, the Buyer promises to pay interest on the outstanding unpaid principal amount of this Subordinated Note from the date hereof until payment in full at a rate equal to LMIR plus 2.125% per annum; provided, however, that if the Buyer shall default in the payment of any principal hereof, the Buyer promises to pay, on demand, interest at the rate of LMIR plus 4.125% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment.

4. Interest Payment Dates. Subject to the provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year and actual days elapsed.

6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

(a) The principal amount of this Subordinated Note shall be reduced from time to time pursuant to Section 2.2 of the Purchase Agreement;

(b) The entire remaining outstanding balance of this Subordinated Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid on any Business Day without premium or penalty.

7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Buyer agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9. Provisions Regarding Restrictions on Payment. The Buyer covenants and agrees, and the Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of, and interest on, this Subordinated Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

(a) No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is permitted under the Purchase Agreement and the Receivables Financing Agreement;

(b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect to this Subordinated Note. In order to implement the foregoing, the Originator hereby irrevocably agrees that the Administrative Agent, in the name of the Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and the file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c) In the event that the Originator receives any payment or other distribution of any kind or character from the Buyer or from other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by the Originator to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith;

(d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Originator shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. Upon the occurrence of the Final Payout Date, the Originator shall be subrogated to the then existing rights of the Senior Interest Holders, if any;

(e) The provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Originator, the Buyer’s obligation, which is unconditional and absolute, to pay the Originator the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect then relative rights of the Originator and creditors of the Buyer (other than the Senior Interest Holders);

(f) The Originator shall not, until the Senior Interests have been paid and performed in full and in cash, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Subordinated Note or any rights in respect hereof;

(g) The Originator shall not, without the advance written consent of the Administrative Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Final Payout Date shall have occurred;

(h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i) The Originator hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(j) These provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent, the LC Bank, or any Lender may proceed to enforce such provisions on behalf of each of such Persons.

10 General. (a) No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power of right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Originator and (ii) all consent required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

(b) The Originator hereby agrees that it will not exercise any right of set-off or recoupment, or assert any counterclaim, against the Buyer except as may be otherwise permitted under the Purchase Agreement, so long as there shall not have elapsed one year and one day since the Final Payout Date has occurred.

(c) The Originator expressly recognizes and agrees that the obligations represented by this Subordinated Note are not secured by any interest in any of the assets of the Buyer, including, without limitation, any Receivables or Related Security.

11. No Negotiation. This Subordinated Note is not negotiable. Any purported sale, transfer, assignment or negotiation of this Subordinated Note shall be void without the prior written consent of PNC Bank, National Association, as Administrative Agent.

12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

13. Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date set forth on the first page of this Subordinated Note.

DCP RECEIVABLES LLC

By:
Name:
Title:

EXHIBIT B

JURISDICTION OF ORGANIZATION OF THE ORIGINATORS;

PLACES OF BUSINESS OF THE ORIGINATORS; LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

DCP Operating Company, LP

Jurisdiction of Organization: Delaware

Organization Number (if any): 3200118

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 84-1041166

Legal, Trade and Assumed Names: N/A

DCP Midstream Marketing, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 2228735

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 76-0308358

Legal, Trade and Assumed Names: N/A

DCP NGL Services, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4380103

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 26-0459646

Legal, Trade and Assumed Names: N/A

DCP Mobile Bay Processing, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 2977110

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 76-0590617

Legal, Trade and Assumed Names: N/A

National Helium, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 0553505

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 48-0674046

Legal, Trade and Assumed Names: N/A

Centana Intrastate Pipeline, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4379834

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 26-0459773

Legal, Trade and Assumed Names: N/A

Fuels Cotton Valley Gathering, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 2754142

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 75-2712599

Legal, Trade and Assumed Names: N/A

Dauphin Island Gathering Partners

Jurisdiction of Organization: Texas

Organization Number (if any): N/A

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 76-0387402

Legal, Trade and Assumed Names: N/A

EasTrans, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4478603

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 75-2512870

Legal, Trade and Assumed Names: N/A

DCP Guadalupe Pipeline, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 2205909

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 74-2237429

Legal, Trade and Assumed Names: N/A

Gas Supply Resources LLC

Jurisdiction of Organization: Texas

Organization Number (if any): 800580536

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 76-0434864

Legal, Trade and Assumed Names: N/A

DCP East Texas Gathering, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4351632

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 26-0467473

Legal, Trade and Assumed Names: N/A

DCP Assets Holding, LP

Jurisdiction of Organization: Delaware

Organization Number (if any): 3976528

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 25-1920235

Legal, Trade and Assumed Names: N/A

DCP Tolar Gas Service, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4478564

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 13-4296542

Legal, Trade and Assumed Names: N/A

Cimarron River Pipeline, LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4206149

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 20-5521477

Legal, Trade and Assumed Names: N/A

DCP Michigan Pipeline & Processing, LLC

Jurisdiction of Organization: Michigan

Organization Number (if any): 801402617

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 20-8386889

Legal, Trade and Assumed Names: N/A

DCP Grands Lacs LLC

Jurisdiction of Organization: Michigan

Organization Number (if any): 801154916

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 38-3575114

Legal, Trade and Assumed Names: Spartan Intrastate Pipeline System

DCP Litchfield LLC

Jurisdiction of Organization: Michigan

Organization Number (if any): 801253847

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 20-0478375

Legal, Trade and Assumed Names: N/A

DCP Saginaw Bay Lateral LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4751216

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 38-2964187

Legal, Trade and Assumed Names: N/A

DCP Michigan Holdings LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 4751177

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 38-2989801

Legal, Trade and Assumed Names: N/A

DCP Black Lake Holdings, LP

Jurisdiction of Organization: Delaware

Organization Number (if any): 4068551

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 20-4744732

Legal, Trade and Assumed Names: Black Lake Pipeline Company

Marysville Hydrocarbons LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 3702525

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 20-0217960

Legal, Trade and Assumed Names: Marysville Underground Storage Terminal

DCP South Central Texas LLC

Jurisdiction of Organization: Delaware

Organization Number (if any): 5215861

Principal Place(s) of Business: 370 17th St., Suite 2500, Denver, CO 80202

Location(s) of Records: 370 17th St., Suite 2500, Denver, CO 80202

Federal Employer Identification Number: 46-1066868

Legal, Trade and Assumed Names: N/A

EXHIBIT C

FORM OF JOINDER AGREEMENT

                    , 20

THIS JOINDER AGREEMENT is executed and delivered by                                        , a                                 (“New Originator”) in favor of DCP Receivables LLC, a Delaware limited liability company (the “Buyer”), with respect to that certain Receivables Sale and Contribution Agreement dated as of August 13, 2018 by and among the persons from time to time party thereto, as Originators, and the Buyer (as amended, supplemented, joined, restated or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Purchase Agreement.

Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Originator hereby absolutely and unconditionally agrees to become a party to the Purchase Agreement as an Originator thereunder and to be bound by the provisions thereof including, without limitation, the provisions of Section 8.11 thereof.

Attached hereto is an amended and restated version of Exhibit B [and Exhibit D] to the Purchase Agreement. After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in Section 4 of the Purchase Agreement will be true and correct as to New Originator. The New Originator’s jurisdiction of organization has not changed within four (4) months prior to the execution of this Joinder Agreement.

The provisions of Section 7 of the Purchase Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Section 7 to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Purchase Agreement as modified by this Joinder Agreement.”

Please acknowledge your consent to New Originator’s joinder in the Purchase Agreement by signing the enclosed copy hereof in the appropriate space provided below and sending a copy of such counterpart to (a) Buyer, at fax no. (303) 605-2226, Attention: Chief Financial Officer, (b) New Originator at the fax no. set forth below its signature hereto, and (c) if the Receivables Financing Agreement remains in effect, Administrative Agent, at fax no. (412) 762-9184, Attention: Brian Stanley.

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the date first written above.

[NEW ORIGINATOR]

By:
Name:
Title:

Please fax executed counterparts of this Joinder Agreement to at Fax No. ( ) ]

Each of the undersigned hereby consents to New Originator’s joinder in the Purchase Agreement:

DCP Receivables LLC, as Buyer

By:
Name:
Title:

PNC Bank, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

C-2

EXHIBIT D

LOCK-BOXES, COLLECTION ACCOUNTS AND COLLECTION ACCOUNT BANKS

Bank	Lockbox	Account and ABA Numbers

JPMorgan Chase Bank, N.A.		Account Number: Wire ABA#:

JPMorgan Chase Bank, N.A.		Account Number: Wire ABA#:

JPMorgan Chase Bank, N.A.		Account Number: Wire ABA#:

JPMorgan Chase Bank, N.A.		Account Number: Wire ABA#:

JPMorgan Chase Bank, N.A.		Account Number: Wire ABA#:

EXHIBIT E

EXCLUDED RECEIVABLES

None.